As filed with the Securities and Exchange Commission on May 16, 2019

Registration No. 333-231352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3823358
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

350 Fifth Avenue

New York, New York 10118

(212) 389-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greerson G. McMullen

Chief Legal Officer, General Counsel and Secretary

Coty Inc.

350 Fifth Avenue

New York, New York 10118

(212) 389-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Fahrney

Lindsey A. Smith

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Primary Securities
Class A Common Stock, par value $0.01 per share	9,300,000(1)	$11.500(2)	$106,950,000.00(2)	$12,962.34
Secondary Securities
Class A Common Stock, par value $0.01 per share	439,407,593(1)	$11.054(3)	$4,857,153,844.00(3)	$588,687.05(4)
Class A Common Stock, par value $0.01 per share	(5)	(5)	(5)	(6)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of securities in exercise, conversion or exchange of other securities or that may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sale price of the Class A Common Stock as reported on the New York Stock Exchange on May 9, 2019.

(3)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sale price of the Class A Common Stock as reported on the New York Stock Exchange of $11.50 on May 9, 2019 (with respect to the additional 135,479,724 shares of Class A Common Stock registered hereby) and $10.855 on May 2, 2019 (with respect to the 303,927,869 shares of Class A Common Stock previously registered).

(4)

Includes a registration fee of $399,855.41 paid with respect to the 303,927,869 shares of Class A Common Stock listed in the calculation of registration fee table for the registration statement as initially filed on May 10, 2019. An additional registration fee of $188,831.64 is being paid with respect to the additional 135,479,724 shares of Class A Common Stock being registered hereby.

(5)

An indeterminate aggregate offering price or amount of additional shares of Class A Common Stock are being registered and may from time to time be offered by selling stockholders at indeterminate prices.

(6)

In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid from time to time in connection with one or more offerings to be made hereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3 (Registration No. 333-231352), which was originally filed by Coty Inc. (“Coty”) with the Securities and Exchange Commission on May 10, 2019 (the “Registration Statement”), is being filed for the purpose of amending the Registration Statement to add and amend, respectively, the following prospectuses:

•	A prospectus to be used in the offer and sale of shares of Class A Common Stock by Coty pursuant to its Stock Dividend Reinvestment Program.

•

An amended prospectus, originally filed on May 10, 2019 and included in the Registration Statement, to be used in the offer and sale, from time to time, of 439,407,593 shares of Class A Common Stock by the selling stockholders identified in the prospectus or in supplements to the prospectus.

PROSPECTUS

Coty Inc.

STOCK DIVIDEND REINVESTMENT PROGRAM

9,300,000 Shares of Class A Common Stock

This prospectus relates to 9,300,000 shares of Coty Inc. Class A Common Stock registered for purchase under our Stock Dividend Reinvestment Program (the “Program”). We are offering to all holders of record of our Class A Common Stock the opportunity to purchase shares of our Class A Common Stock through the Program. The Program is designed to provide investors with a convenient method of purchasing Class A Common Stock without having to pay any service or processing fees. If you elect to participate in the Program, you will have fifty percent (50%) of your cash dividends reinvested in additional shares of Class A Common Stock. The terms and provisions of the Program are described in this prospectus.

We will issue new shares of our Class A Common Stock to meet the requirements of the Program. The purchase price of those shares will be equal to the volume-weighted average price of the high and low sales price of our shares of Class A Common Stock on the New York Stock Exchange (the “NYSE”) during the five trading days immediately prior to the applicable dividend record date.

To participate in the Program, registered shareholders should follow the election instructions received from Computershare Trust Company, N.A. (“Computershare”), our expected transfer agent and registrar as of June 6, 2019, and shareholders who hold shares in a brokerage account should follow election instructions to be received from their broker.

Your participation in the Program is voluntary, and if you participate as to a dividend payment, you need not participate as to any future dividend payments. If you do not wish to participate in the Program, you do not need to do anything, and you will receive your dividends in cash, if and when declared. The Program does not represent a change in the dividend policy of Coty Inc. Coty Inc.’s dividend policy will continue to be based on earnings, financial requirements and other factors as described in our quarterly and annual reports.

We may, at any time, determine to change the Program, or terminate the Program altogether.

Our Class A Common Stock is listed on the NYSE under the symbol “COTY”.

Investing in our Class A Common Stock involves risks. See “Risk Factors” on page 1 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before electing to participate in the Program.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell shares of our Class A Common Stock pursuant to the Program. All shares of our Class A Common Stock sold under the Program will be sold under that registration statement.

This prospectus provides you with a general description of the Program. This prospectus does not contain all of the information included in the registration statement of which the prospectus forms a part. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read the entirety of this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information,” before making an investment decision.

In this prospectus, except as otherwise indicated or as the context suggests otherwise, the terms “Coty,” the “Company,” “we,” “us” and “our” refer to Coty Inc., a Delaware corporation, and its subsidiaries.

We have not authorized anyone to give you any information or to make any representation other than those contained in this prospectus, in any documents that are incorporated by reference herein or in any other documents to which we refer you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell shares of our Class A Common Stock pursuant to the Program in any jurisdiction where such an offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, its strategic planning, future actions, future operations and financial performance, expected growth, future M&A or other strategic transactions, its ability to support its planned business operations on a near- and long-term basis and its outlook. These forward looking statements are generally identified by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “intend,” “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•

the Company’s ability to develop and achieve its global business strategies and strategic plan and the Company’s ability to compete effectively in the beauty industry and achieve the benefits contemplated by its strategic initiatives within the expected time frame or at all;

•

the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products, including any launches or relaunches and their associated costs and discounting, and consumer receptiveness to the Company’s marketing and consumer engagement activities (including digital marketing and media);

•

the Company’s use of estimates and assumptions in preparing its financial statements and projections and estimates, including with regard to revenue recognition, income taxes, the assessment of goodwill, other intangible assets and long-lived assets for impairment, the market value of inventory, pension expense and the fair value of acquired assets and liabilities associated with acquisitions and the fair value of redeemable noncontrolling interests;

•	the impact of any future impairments;

•

managerial, integration, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with multiple ongoing and future strategic initiatives and internal reorganizations;

•

the continued integration of the P&G Beauty Business and other recent acquisitions with the Company’s business, operations, systems, financial data and culture and the ability to realize synergies, avoid future supply chain and other business disruptions, reduce costs (including through the Company’s cash efficiency initiatives) and realize other potential efficiencies and benefits (including through the Company’s restructuring initiatives) at the levels and at the costs and within the time frames contemplated or at all;

•

increased competition, consolidation among retailers, shifts in consumers’ preferred distribution and marketing channels (including to digital and luxury channels), distribution and shelf-space resets or reductions, compression of go-to-market cycles, changes in product and marketing requirements by retailers, reductions in retailer inventory levels and order lead-times or changes in purchasing patterns, and other changes in the retail, e-commerce and wholesale environment in which the Company does business and sell its products and the Company’s ability to respond to such changes;

•

the Company’s and its business partners’ and licensors’ abilities to obtain, maintain and protect the intellectual property used in the Company’s and their respective businesses, protect the Company’s and such business partners’ respective reputations and public goodwill, and defend claims by third parties for infringement of intellectual property rights;

•	any change to the Company’s capital allocation and/or cash management priorities;

ii

•

any unanticipated problems, liabilities or other challenges associated with an acquired business which could result in increased risk or new, unanticipated or unknown liabilities, including with respect to environmental, competition and other regulatory, compliance or legal matters;

•

the Company’s international operations and joint ventures, including enforceability and effectiveness of the Company’s joint venture agreements and reputational, compliance, regulatory, economic and foreign political risks, including difficulties and costs associated with maintaining compliance with a broad variety of complex local and international regulations;

•	the Company’s dependence on certain licenses and its ability to renew expiring licenses or secure any needed change-in-control consents on favorable terms or at all;

•

the Company’s dependence on entities performing outsourced functions, including outsourcing of distribution functions, third-party manufacturers, logistics and supply chain suppliers, and other suppliers, including third-party software providers;

•	administrative, product development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;

•

global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect the Company’s business, financial performance, operations or products, including the impact of Brexit, the current U.S. administration, the results of elections in European countries and in Brazil, changes in the U.S. tax code and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S. and in other regions where the Company operates including the European Union and China;

•	currency exchange rate volatility and currency devaluation;

•

the number, type, outcomes (by judgment, order or settlement) and costs of current or future legal, compliance, tax, regulatory or administrative proceedings, investigations and/or litigation, including litigation relating to the tender offer by Cottage Holdco B.V. (the “Offer”);

•	the Company’s ability to manage seasonal factors and other variability and to anticipate future business trends and needs;

•

disruptions in operations and sales, including due to disruptions in supply chain, logistics, restructurings and other business alignment activities, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, and the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results, and on the Company’s relationships with licensors and retailers and the Company’s in-store execution and product launches and promotions;

•

restrictions imposed on the Company through its license agreements, credit facilities and senior unsecured bonds or other material contracts, the Company’s ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which the Company finances its debt and future capital needs, including access to capital under current market conditions;

•

increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades or other changes to information technology systems, including the Company’s digital transformation initiatives, and the cost of compliance or the Company’s failure to comply with any privacy or data security laws (including the European Union General Data Protection Regulation (the “GDPR”)) or to protect against theft of customer, employee and corporate sensitive information;

iii

•	the Company’s ability to attract and retain key personnel and the impact of the recent senior management transitions;

•	the distribution and sale by third parties of counterfeit and/or gray market versions of the Company’s products;

•	the results of the Company’s ongoing strategic review and the creation and revision of its strategic plan;

•	the impact of the Offer on the Company’s relationships with key customers and suppliers and certain material contracts;

•	our relationship with Cottage Holdco B.V., as our majority stockholder, and its affiliates, and any related conflicts of interest or litigation;

•

future sales of a significant number of shares in the public market by our majority stockholder or contractually by certain commercial banks on behalf of our majority stockholder, as may be required to satisfy any potential future credit difficulties in connection with our majority stockholder’s credit agreement, or the perception that such sales could occur; and

•	the Company’s ability to continue to pay a quarterly cash dividend on our Class A Common Stock, and that such dividends, if paid, will be paid in the anticipated amounts, form and frequency.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. Undue reliance should not be placed on these forward-looking statements, which are made only as of the date on which they are made, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

iv

SUMMARY OF THE COTY INC. STOCK DIVIDEND REINVESTMENT PROGRAM

We have briefly described below some of the material features of the Program. As a summary, it may omit information that may be important to you. You should carefully read the entire description of the Program contained in this prospectus under the heading “Description of the Program” before you decide to participate in the Program. References to Questions in the following description refer to questions and answers appearing under “Description of the Program.”

Participation	All shareholders of our Class A Common Stock as of a particular quarterly dividend record date are eligible to participate in the Program in respect of that dividend. Please see Questions 10 and 13 for more information.

Reinvestment of Dividends	If you elect to participate in the Program, and subject to any required tax withholding, you may elect to have fifty percent of the cash dividends paid on your stock reinvested in shares of our Class A Common Stock. The remainder of your dividend will be paid in cash.

Source of Shares	Shares purchased through the Program will be newly issued shares purchased from us. Please see Question 14 for more information.

Distribution of Shares	Program participants will receive all newly issued shares of Class A Common Stock in the same form that they hold their current Class A Common Stock. If you are a registered stockholder, you will receive a statement reflecting the newly issued shares added to your account. If you hold your shares in a brokerage account, you will receive the newly issued shares directly into that account.

Purchase Price	The price per share of Class A Common Stock issued to participants pursuant to the Program will be the volume-weighted average price of our Class A Common Stock on the NYSE (or a comparable source, such as Thompson Reuters) for each trading day during the five trading days immediately prior to the announced record date for a dividend. Please see Question 16 for more information.

Administration	We administer the Program. Computershare will provide dividend, issuance, communication and website assistance. Please see Question 5 for more information.

Fees and Expenses	Brokerage commissions will not be incurred on purchases of shares under the Program. There are no administrative fees to purchase shares under the Program. See Question 4 for more information.

Program Assistance and Information

Information and assistance with respect to the Program may be obtained:

•	through our website developed for the program: www.cotydividendelection.com;

•	by e-mailing our Information Agent, Georgeson, at coty@georgeson.com; or

•	by telephoning our Information Agent, Georgeson, at (866) 741-9588.

v

COTY INC.

We are one of the world’s largest beauty companies, with a purpose to celebrate and liberate the diversity of consumers’ beauty. Founded in 1904, we have grown into a multi-segment beauty company that manufactures, markets, sells and distributes branded beauty products, including fragrances, color cosmetics, hair care products and skin & body related products throughout the world. We operate three divisions: Luxury, which is primarily focused on prestige fragrances, premium skin care and premium color cosmetics; Consumer Beauty, which is primarily focused on color cosmetics, retail hair coloring and styling products, mass fragrance, mass skin care and body care; and Professional Beauty, which is primarily focused on hair and nail care products for professionals.

Coty Inc. was incorporated in Delaware in January 1995. Our principal executive offices are located at 350 Fifth Avenue, New York, New York 10118 and our telephone number at that address is (212) 389-7300. Our corporate website is www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our Class A Common Stock involves risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports we have filed and may file with the SEC from time to time, as well as the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Our business and financial results may also be adversely affected by risks and uncertainties not presently known to us or that we currently believe to be immaterial. If any of those risks or uncertainties should occur or other risks arise or develop, our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our Class A Common Stock, may be materially and adversely affected, causing you to lose all or part of the money you paid to buy our Class A Common Stock.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of newly issued shares of Class A Common Stock pursuant to the Program for general corporate purposes, which may include the repayment of a portion of our long-term debt. For a description of our long-term debt, see the note describing “Debt” in Notes to Consolidated Financial Statements in our annual report on Form 10-K most recently filed with the SEC, and the note describing “Debt” in Notes to Condensed Consolidated Financial Statements in our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K.

DESCRIPTION OF THE PROGRAM

The following is a description of the Program in a question and answer format.

PURPOSE

1.     What is the purpose of the Program?

The purpose of the Program is to provide participants a simple and convenient method of purchasing shares of our Class A Common Stock by reinvesting a portion of their cash dividends. A secondary purpose of the Program is to provide us another method to increase the cash available to us for general corporate purposes, which may include the repayment of a portion of our long-term debt.

ADVANTAGES AND DISADVANTAGES

2.     What are the advantages of the Program?

•

Additional investments in Class A Common Stock may be made by participants through the election to reinvest fifty percent (50%) of any single dividend payment into shares of the Company’s Class A Common Stock.

•	Purchases of shares pursuant to the Program do not incur brokerage commissions.

3.     What are the disadvantages of the Program?

•	Requests to participate in the Program may only be made during an election period, which may vary in length but which we expect will generally be two weeks. See Question 11.

COSTS

4.     Are there any expenses to participants under the Program?

Costs to administer the Program will be paid by us. There are no expenses charged to participants, and there will be no brokerage commission incurred by participants, because the shares of Class A Common Stock purchased under the Program are newly issued shares purchased from us.

ADMINISTRATION

5.     How will the Program be administered?

We administer the Program, performing only clerical and ministerial functions, such as keeping a continuing record of participants’ elections and performing other duties relating to the Program. We believe that our serving as administrator rather than using a registered broker-dealer or a federally insured banking institution poses no material risks to participants because of the administrative nature of the functions we perform.

6.     What is our responsibility under the Program?

None of any agents or us, in administering the Program, will be liable for any act done in good faith, or for any omission to act in good faith.

A participant should recognize that none of the agents or us can assure a profit or protect against a loss on the Class A Common Stock purchased under the Program.

The foregoing does not affect a participant’s right to bring a cause of action based on alleged violations of federal securities laws.

7.     Can the Program be changed or discontinued?

We reserve the right to suspend, modify, or terminate the Program at any time. Any such suspension, modification or termination, unless otherwise noted, shall take effect immediately. We will provide prompt notice of any suspension, modification, or termination.

8.     Who interprets and regulates the Program?

We reserve the right to interpret and regulate the Program.

All decisions regarding the Program and its interpretation, including the timing of receipt of an election form, will be made by us in our sole discretion.

9.     Which law governs the Program?

The Program is governed by and construed in accordance with the laws of the State of Delaware.

PARTICIPATION

10.   Who is eligible to participate?

All shareholders of our Class A Common Stock are eligible to participate in the Program.

11.   How do eligible investors participate?

After reviewing this prospectus, as it may be amended or supplemented from time to time, shareholders may elect to participate in the Program. Shareholders as of a quarterly dividend record date will receive information and instructions for making an election. Registered shareholders will receive election materials from Computershare Trust Company, N.A. (“Computershare”), our expected transfer agent and registrar as of June 6, 2019, including instructions on making elections through the website www.cotydividendelection.com. Shareholders who hold shares in a brokerage account will receive instructions from their broker.

12.   When may an eligible investor elect to participate in the Program?

Eligible shareholders may elect to participate in the Program during any election period. Election periods are generally expected to occur for two weeks following a dividend declaration, although we may vary the length of an applicable election period. You will receive a notice from Computershare, or your broker, announcing the start and end dates for an election period. See Question 18 for a description of the election process.

13.   What does an election form authorize?

An election form authorizes us in our capacity as administrator of the Program to invest into shares of our Class A Common Stock fifty percent (50%) of a participant’s cash dividends on its shares.

SOURCE OF SHARES AND USE OF PROCEEDS

14.   What is the source of, and use of proceeds from, Class A Common Stock purchased under the Program?

Shares purchased under the Program will be issued by us. The net proceeds that we receive will be used for general corporate purposes, which may include the repayment of a portion of our long-term debt, as described under “Use of Proceeds” in this prospectus.

PURCHASES

15.   How many shares of Class A Common Stock can a participant purchase?

The number of shares that a participant can purchase depends on the amount of that participant’s dividend payment and the price of the shares of Class A Common Stock. A participant will receive a number of shares equal the largest number of whole shares purchasable at the applicable purchase price (see Question 16) with no more than fifty percent (50%) of the participant’s dividend payment. No fractional shares will be issued.

16.   What will be the price of shares of Class A Common Stock purchased under the Program?

The price per share of shares purchased under the Program in respect of a dividend payment shall be the volume-weighted average price of our Class A Common Stock on the New York Stock Exchange (or a comparable source, such as Thompson Reuters) for each trading day during the five trading days ending immediately prior to the record date for that dividend. In each case, the price will be calculated to four decimal places. The volume-weighted average price is calculated by adding all of the dollars traded for every transaction during all of the relevant five trading days, where each transaction is the stock price multiplied by the number of shares traded, and dividing this total by the total shares traded during all of those trading days.

There are no administrative fees charged for share purchases under the Program.

DIVIDEND REINVESTMENT

17.   When will dividend funds be reinvested?

Dividends will be reinvested under the Program on the dividend payment date.

For administrative purposes, the actual transfer of the Class A Common Stock to a participant’s book-entry account with Computershare or to a participant’s brokerage account, as applicable, is expected to take place on the day after each dividend payment date. Participants that are subject to tax withholding may receive their shares several days after each dividend payment date, subject to the tax withholding option applicable to the particular election period. See Question 20 for more information.

For a description of the dividend rights pertaining to our Class A Common Stock, see “Description of Common Stock—Dividend Rights” in this prospectus.

18.   When and how may participants change their status concerning dividend reinvestment in the Program?

For each dividend payment date, a shareholder must complete valid election form within a related election period in order to elect to participate in the fifty percent (50%) dividend reinvestment. That election may be made regardless of whether the shareholder participated in any previous election period or intends to participate in any future election period. If no election is made, or your choice is not marked or is unclear, you will receive your dividend in cash without any reinvestment. An election to participate in the Program as to a quarterly dividend does not carry over to any future quarterly dividends.

Shareholders will receive a notice of the opportunity to make an election during an election period. Each election period will be for the period stated in the applicable quarterly election notice, which will be mailed or distributed to shareholders by Computershare.

During an election period, you may elect to have fifty percent (50%) of your current dividend reinvested.

A completed election form must be received electronically at www.cotydividendelection.com, or received at the following address:

Computershare

Corporate Actions

PO Box 505004

Louisville, Kentucky 40233-5004

on or before the expiration of the applicable election period in order to be valid. We are not responsible for delays in receiving election forms due to the method chosen to deliver them or processing delays or outages associated with the web site entry point.

19.   If a shareholder does not wish to participate, does it need to do anything?

No. You do not need to do anything if you do not wish to participate.

20.   What provision is made for participants whose dividends are subject to tax withholding?

We will use one of the following methods for addressing tax withholding from participants whose dividends are subject to tax withholding, as will be identified in the election form for an applicable election period:

•

We will deduct the amount of the withholding taxes from the dividend. That deduction will be offset against the fifty percent cash portion of the dividend, with any remaining cash portion remitted to you. The remaining fifty percent of the dividend will be used to purchase shares of our Class A Common Stock under the Program.

•

We will deduct the amount of the withholding taxes from the dividend. That deduction will be offset against the fifty percent portion of the dividend that would be used to purchase shares of our Class A Common Stock, with any remainder of that fifty percent portion being used to purchase shares of our Class A Common Stock under the Program. Only the net dividend will be applied by us to the purchase of Class A Common Stock. We will remit the fifty percent cash portion of the dividend to you.

•

We will invest fifty percent of the dividend in shares of our Class A Common Stock and, shortly thereafter, arrange for the sale of a number of those shares required to cover the amount of the participant’s withholding taxes. We will remit the fifty percent cash portion of the dividend to you.

REPORTS TO PARTICIPANTS

21.   What kind of reports will be sent to participants in the Program?

Statements of account will be circulated to all shareholders for each dividend period, and will describe the amount of cash dividends received during each period, any shares of Class A Common Stock purchased as a result of any election to participate in the Program and, if applicable, the amount of any tax withheld.

Account statements are the participant’s continuing record of purchases and should be retained for income tax purposes. The final statement of the calendar year will indicate the total dividends credited to the participant for the year, and a Form 1099-DIV will be issued to each participant who receives $10 or more of dividends during the calendar year for use in reporting dividends received for income tax purposes.

22.   What other communications will participants receive from us?

Participants will receive the same communications as every other shareholder of record. These communications include quarterly reports, the annual report, the notice of annual meeting of shareholders and the proxy statement, proxy, and income tax information, including 1099 forms for reporting dividends received by the participant. See Question 24 regarding voting of proxies.

CERTIFICATES FOR SHARES

23.   Will certificates be issued for the Class A Common Stock purchased?

Stock certificates are not expected to be issued in connection with the Program. Program participants will receive all newly issued shares of Class A Common Stock in the same uncertificated form that you hold your current Class A Common Stock. If you are a registered stockholder, you will receive a statement reflecting the newly issued shares added to your account. If you hold your shares in a brokerage account, you will receive the newly issued shares directly into that account.

OTHER INFORMATION

24.   How will participants’ Class A Common Stock be voted at meetings of shareholders?

The Class A Common Stock issued pursuant to the Program will have the same voting rights attributed to each other share of Class A Common Stock. See “Description of Capital Stock”, below.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax information in Questions 25 through 27 is provided only as a guide to noncorporate participants who hold shares of our Class A Common Stock as a capital asset. You should consult with your own tax advisors for more specific information on rules regarding the tax consequences of the Program under federal and state income tax laws and the tax basis of shares held under the Program in special cases, such as death of a participant or a gift of Program shares and for other tax consequences.

Because state income tax laws vary between states, information on state tax consequences is not discussed in this prospectus. You should consult with your own tax advisors regarding the tax consequences of Program participation under the specific state income tax laws to which you are subject.

25.   What are the federal income tax consequences of participation in the Program?

Participants in the Program, in general, have the same federal income tax obligations with respect to dividends on their Class A Common Stock as do shareholders who are not participants in the Program. Cash dividends reinvested under the Program will be treated for federal income tax purposes as having been received even though the participant does not actually receive cash but, instead, purchases Class A Common Stock under the Program. Generally, any dividends described above will be taxable to participants as ordinary dividend income to the extent of our current or accumulated earnings and profits for federal income tax purposes. The amount of any dividends in excess of earnings and profits will reduce a participant’s tax basis in the Class A Common Stock with respect to which the dividend was received, and, to the extent in excess of basis, result in capital gain.

Dividends will be eligible for a reduced rate of federal income taxation for individuals (not exceeding 20%), provided that the dividends are paid with respect to shares held for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, the individual is not obligated to make related payments with respect to substantially similar or related property (for example, pursuant to a short sale of such shares), and certain other conditions are met. As a separate matter, investment earnings, such as dividends and gains from Class A Common Stock, will be subject to a 3.8% Medicare tax in the hands of individuals having adjusted gross income in excess of $200,000 ($250,000 in the case of joint returns). The same tax will apply in the case of certain trusts and estates.

Participants in the Program will not recognize any income for federal income tax purposes upon the purchase of shares of Class A Common Stock with initial investments and optional cash payments. See Question 26 regarding the tax basis of those shares.

26.   What is the federal tax basis of shares of Class A Common Stock purchased under the Program?

In order to determine the tax basis of shares purchased under the Program and for other tax consequences, you should consult with your tax advisor. As a general rule, the tax basis of shares of Class A Common Stock purchased under the Program will be equal to the purchase price for those shares (or share). The holding period for shares of Class A Common Stock purchased under the Program will begin on the day following the purchase date.

27.   Is income on shares held in the Program subject to withholding?

If you fail to furnish a properly completed Form W-9 or its equivalent, then the federal income tax “backup withholding” provisions will require us to withhold tax from any dividends.

Participants who are not United States citizens or residents are generally subject to a withholding tax on any dividends payable to them. In general, the rate of withholding tax is 30% unless it is reduced under an income tax treaty between the United States and the participant’s country of residence. Dividends and sales proceeds payable to participants who hold their shares through a foreign financial institution, may be subject to special reporting rules referred to as “FATCA.” Under these rules, the foreign financial institution must comply with various information reporting, withholding and other requirements with respect to dividends. If these rules are applicable but are not complied with, such dividends will be subject to withholding tax at a rate of 30% notwithstanding a treaty that provides for a lower rate. Current provisions of the Code and Treasury regulations that govern FATCA treat the gross proceeds from a sale or other disposition of stock as subject to FATCA withholding on or after January 1, 2019. However, under recently released proposed Treasury regulations, such gross proceeds are not subject to FATCA withholding. In its preamble to such proposed Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury regulation until final Treasury regulations are issued.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and our amended and restated by-laws (our “By-laws”). For information on how to obtain a copy of our Certificate of Incorporation and By-laws, see the information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

The following is a summary of the material terms and provisions of our capital stock and is qualified in its entirety by reference to our Certificate of Incorporation and the amendment thereto and our By-laws , which are incorporated by reference herein, and to the applicable provisions of the DGCL. This summary does not purport to be complete and may not contain all the information that is important to you.

Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of Class A Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share. As of May 1, 2019, there were 751,398,085 shares of Class A Common Stock outstanding, 1,495,074 shares of Series A Preferred Stock outstanding and 6,925,341 shares of Series A-1 Preferred Stock outstanding.

Class A Common Stock

Dividend Rights

Holders of our Class A Common Stock are entitled to receive dividends, as and when declared by our board of directors (the “Board”), out of our legally available assets, in cash, property, shares of our Class A Common Stock or other securities, after payments of dividends required to be paid on outstanding Preferred Stock, if any.

Voting Rights

Holders of our Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, unless otherwise required by our Certificate of Incorporation or By-laws. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or the By-laws, any question brought before any meeting of stockholders other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes cast. Elections of directors shall be decided by a plurality of the votes cast.

Stockholder Action by Written Consent

Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of Class A Common Stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding Preferred Stock.

Amendment of Certificate of Incorporation and By-laws

Our Board and our stockholders are authorized to adopt, amend or repeal our By-laws. The approval of our Board is required to amend our Certificate of Incorporation. In addition, Section 242(b)(2) of the DGCL requires that holders of our Class A Common Stock vote as a class upon the proposed amendment, if the amendment would increase or decrease the par value of the shares of Class A Common Stock, or alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely.

No Preemptive or Similar Rights

Shares of our Class A Common Stock are not entitled to preemptive rights and are not convertible into any other shares of our capital stock.

Preferred Stock

We are authorized, subject to the limits imposed by the DGCL, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, rights, preferences and privileges of the shares of each such series and any of the qualifications, limitations or restrictions thereof. Our Board can also increase or decrease the number of shares of any series, but not below the number of shares of a given series then outstanding, plus the number of shares reserved for issuance upon the exercise or vesting of outstanding securities convertible into the applicable series of Preferred Stock, by the affirmative vote of the holders of a majority of the shares of Coty stock entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates of designation establishing a series of Preferred Stock, without any further vote or action by our stockholders.

The rights of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a future change in control of the Company and may adversely affect the market price of Class A Common Stock and the voting and other rights of the holders of Class A Common Stock.

Series A Preferred Stock

In fiscal year 2015, we established awards under our Equity and Long-Term Incentive Plan and certain of our executive officers received awards of our Series A Preferred Stock. In April 2015, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock, which various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof may be severally set forth in various subscription agreements relating to the issuance and sale of the Series A Preferred Stock (each, a “Series A Subscription Agreement”). Under the terms provided in the various Series A Subscription Agreements, a holder of Series A Preferred Stock may be entitled to exchange any or all vested Series A Preferred Stock prior to varying dates specified in the Series A Subscription Agreements, into, at our sole election, either cash or shares of Class A Common Stock, as calculated and subject to the limitations set forth therein.

Shares of Series A Preferred Stock are not entitled to receive any dividends and have no voting rights, except as required by law. Upon our liquidation, dissolution or winding up, each share of Series A Preferred Stock entitles the holder to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of senior securities, an amount in cash per share equal the then fair market value per share of such Series A Preferred Stock as determined by an independent qualified professional appraisal firm. Such shares will not be entitled to an additional amount after the full liquidation distribution has been paid.

Series A-1 Preferred Stock

In fiscal year 2019, we granted awards of our Series A-1 Preferred Stock in connection with grants under our Elite stock investment program. In February 2019, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A-1 Preferred Stock, which various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof is set forth in a subscription agreement relating to the issuance and sale of the Series A-1 Preferred Stock (the “Series A-1 Subscription Agreement”). Under the terms provided in the Series A-1 Subscription Agreement, a holder of Series A-1 Preferred Stock is entitled to exchange any or all vested Series A-1 Preferred Stock prior to varying dates specified in the Series A-1 Subscription Agreement, into, at our sole election, either cash or shares of Class A Common Stock, as calculated and subject to the limitations set forth therein.

Shares of Series A-1 Preferred Stock are not entitled to receive any dividends and have no voting rights, except as required by law. Upon our liquidation, dissolution or winding up, each share of Series A-1 Preferred Stock entitles the holder to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of senior securities, an amount in cash per share equal to $0.10. Such shares will not be entitled to an additional amount after the full liquidation distribution has been paid.

Controlled Company Status

As of the date of this prospectus, the JAB Investors (as defined below) beneficially own approximately 60% of the outstanding shares of Class A Common Stock, which also represents approximately 60% of the voting power of our capital stock. Accordingly, we qualify as a “controlled company” under the NYSE Listed Company Manual rules (the “NYSE Rules”). As a “controlled company,” we are permitted to take advantage of exemptions from certain of the corporate governance requirements under the NYSE Rules, including the requirements that a majority of our Board consist of independent directors, that we have a nominating and corporate governance committee that is composed entirely of independent directors and that we have a compensation committee that is composed entirely of independent directors. As a result, for so long as we are a controlled company, stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements under the NYSE Rules. However, the Stockholders Agreement described below contains certain obligations with respect to the independence of our Board and a committee of our Board.

Stockholders Agreement

The Company is party to a stockholders agreement, dated as of March 17, 2019 (the “Stockholders Agreement”), with JAB Holdings B.V., JAB Cosmetics B.V. and Cottage Holdco B.V. (the “JAB Investors”). Pursuant to the Stockholders Agreement, among other things:

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during the three year period following April 30, 2019, the JAB Investors shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional shares of capital stock of the Company (including Class A Common Stock, “Company Securities”); provided that, the JAB Investors may acquire Company Securities on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in the JAB Investors’ and their affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than the percentage of the voting power of the issued and outstanding Company Securities beneficially owned by the JAB Investors, collectively, as of the consummation of the Offer, plus 9% (meaning a cap of approximately 69% for three years after April 30, 2019);

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during the three year period following April 30, 2019, the JAB Investors shall not, subject to certain exceptions, transfer any Company Securities to any other person or group (other than an affiliate of any of the JAB Investors) that, after giving effect to such transfer, would beneficially own in excess of 20% of the voting power of the Company;

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for so long as the Stockholders Agreement is in effect, the JAB Investors shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both (i) the affirmative approval of a special committee of our Board comprised solely of individuals who are each (1) “independent” under the requirements of Rule 10A-3 under the Exchange Act, and under the rules of the applicable securities exchange on which Company Securities are traded and (2) disinterested as it relates to the JAB Investors and their respective affiliates (any such individual, an “Independent Director”) and who are disinterested and independent under Delaware law as to the matter under consideration, duly obtained in accordance with the applicable provisions of the Company’s organizational documents, applicable law and the rules, regulations and listing standards promulgated by any securities exchange on which Company Securities are traded (“Disinterested Director Approval”) and (ii) the affirmative vote of our stockholders representing at least a majority of the voting power of the Company beneficially owned by stockholders that are not the JAB Investors or their affiliates;

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for so long as the Stockholders Agreement is in effect, material related party transactions involving the JAB Investors or any of their affiliates and the Company will require Disinterested Director Approval; and

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for so long as the Stockholders Agreement is in effect, the JAB Investors and the Company have agreed to take all necessary actions within their control to maintain no fewer than four Independent Directors on our Board and to cause, no later than September 30, 2019, to be elected to our Board two new Independent Directors.

The Stockholders Agreement also provides the JAB Investors with certain customary demand and shelf registration rights with respect to Company Securities and restricts the registration rights we may grant other stockholders after the date thereof. Prior to the entry into the Stockholders Agreement, we granted certain other stockholders customary demand and “piggyback” registration rights.

The Stockholders Agreement will terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, Disinterested Director Approval) or such time as the JAB Investors and their affiliates cease to beneficially own 40% of the voting power of the Company capital stock on a fully diluted basis. The Stockholders Agreement may be amended by the JAB Investors and the Company after receipt of Disinterested Director Approval. Any waiver by the Company of any condition or of any breach of any term, covenant, representation or warranty contained in the Stockholders Agreement also requires Disinterested Director Approval.

Anti-Takeover Effects of Delaware Law, Certificate of Incorporation and By-laws

The following provisions may make a change in control of our business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to our stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our Board.

Controlling Stockholder. As of the date of this prospectus, the JAB Investors beneficially own approximately 60% of the outstanding shares of Class A Common Stock, which also represents approximately 60% of the voting power of our capital stock. This concentrated control could have the effect of discouraging others from initiating a potential merger, takeover or other future change of control transaction that other stockholders may view as beneficial.

Delaware Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, subject to exceptions, unless the business combination is approved by our Board in a prescribed manner or the transaction in which the person became an interested stockholder is approved by our Board and disinterested stockholders in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our business without further action by the stockholders.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of Class A Common Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board may authorize, without stockholder approval, the issuance of undesignated Preferred Stock with voting rights or other rights or preferences designated from time to time by our Board. The existence of authorized but unissued shares of Class A Common Stock or Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Advance Notice Requirements for Stockholder Proposals and Nominations of Directors. Our By-laws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing, as specified therein. These provisions regulate our stockholders in bringing matters before the annual meeting of stockholders or making nominations for directors at any meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our business.

Special Meetings of Stockholders. Our Certificate of Incorporation and By-laws provide that special meetings of stockholders may be called only by our Chairman, Chief Executive Officer or our Board or by our Secretary at the request of holders of not less than a majority of the combined voting power of Class A Common Stock.

Cumulative Voting. Our Certificate of Incorporation provides that our stockholders are not permitted to cumulate votes in the election of directors.

Transfer Agent

The transfer agent and registrar for our Class A Common Stock is currently Equiniti Trust Company. From on or about June 6, 2019, the transfer agent and registrar for our Class A Common Stock will be Computershare Trust Company, N.A.

COMMON STOCK DIVIDENDS AND MARKET

We have paid an annual dividend on our Class A Common Stock during the fiscal year ended June 30, 2011, and we began paying a quarterly dividend on our Class A Common Stock during the fiscal year ended June 30, 2017.

Our practice of paying dividends quarterly (in September, December, March and June), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors. Furthermore, we are required to comply with certain covenants contained within the agreements that govern our indebtedness, including our credit agreements and the indenture relating to our senior unsecured notes. These agreements contain customary representations and warranties as well as customary affirmative and negative covenants, including but not limited to, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions.

Our Class A Common Stock is traded on the NYSE under the symbol “COTY.”

PLAN OF DISTRIBUTION

We will sell directly to the Program participants the shares of our Class A Common Stock purchased under the Program. There are no brokerage commissions in connection with the purchases of such newly issued shares of our Class A Common Stock.

Persons who acquire shares of our Class A Common Stock through the Program and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those rights and privileges to which that person would be entitled as a Program participant, nor will we enter into any agreement with any such person regarding the resale or distribution by that person of the shares of our Class A Common Stock so purchased.

We have no arrangements or understandings, formal or informal, with any underwriter, broker-dealer or agent relating to the sale of shares of our Class A Common Stock to be received under the Program. We reserve the right to modify, suspend or terminate participation in the Program by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Program. Our Class A Common Stock may not be available under the Program in all states. We are not making an offer to sell our Class A Common Stock in any state where the offer or sale is not permitted.

Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of shares of Class A Common Stock.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of Class A Common Stock offered hereby will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of P&G Beauty Brands as of June 30, 2016 and 2015, and for each of the three years in the period ended June 30, 2016, incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K dated May 8, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the combined financial statements and includes an explanatory paragraph relating to the allocation of P&G costs). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended June 30, 2018, filed with the SEC on August 21, 2018;

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the Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March 31, 2019, filed with the SEC on November 7, 2018, February 8, 2019 and May 8, 2019, respectively;

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our Current Reports on Form 8-K filed with the SEC on August 21, 2018 (under Item 5.02 and the related Item 9.01), October 5, 2018,  November 9, 2018, November  14, 2018, January 11, 2019, January  14, 2019, February 7, 2019,  February 15, 2019, March 18, 2019,  May 3, 2019 (under Item 8.01) and May 10, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 20, 2018; and

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the description of our Class  A Common Stock in our Registration Statement on Form 8-A filed with the SEC on June 13, 2013, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of the offering of our Class A Common Stock covered by this prospectus and any accompanying prospectus supplements, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Coty Inc., 350 Fifth Avenue, New York, New York 10118, Attention: Investor Relations, or by telephone request to (212) 389-7300. The documents may also be accessed on our website at www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits to the registration statement, free of charge on the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

PROSPECTUS

Coty Inc.

Class A Common Stock

This prospectus relates to the offer and sale from time to time of shares of Coty Inc. Class A Common Stock by the selling stockholders identified in this prospectus or in supplements to this prospectus, including 439,407,593 shares of Class A Common Stock held by the selling stockholder identified in this prospectus. The selling stockholders may offer and sell shares of our Class A Common Stock in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any proceeds from the sale of any shares of our Class A Common Stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by certain of the selling stockholders.

We are registering the resale of shares of our Class A Common Stock in connection with the exercise by the selling stockholder identified in this prospectus of its registration rights pursuant to the Stockholders Agreement described under “Description of Capital Stock,” but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.

This prospectus describes the general manner in which the shares of our Class A Common Stock may be offered and sold by the selling stockholders. Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our Class A Common Stock.

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “COTY”.

Investing in our Class A Common Stock involves risks. See “Risk Factors” on page 1 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may sell our Class A Common Stock from time to time and in one or more offerings.

This prospectus provides you with a general description of the Class A Common Stock that the selling stockholders may offer. Each time any selling stockholders sell shares of our Class A Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the identity of any selling stockholders not named herein, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement of which the prospectus forms a part. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read the entirety of this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information,” before making an investment decision.

In this prospectus, except as otherwise indicated or as the context suggests otherwise, the terms “Coty,” the “Company,” “we,” “us” and “our” refer to Coty Inc., a Delaware corporation, and its subsidiaries. The term “selling stockholders” includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholders’ interests.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representation other than those contained in this prospectus, in any applicable prospectus supplement, in any documents that are incorporated by reference herein or therein or in any other documents to which we refer you. If anyone provides you with different or inconsistent information, you should not rely on it. No selling stockholder is making an offer to sell or seeking an offer to buy shares of our Class A Common Stock in any jurisdiction where an offer or sale is not permitted.

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You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, its strategic planning, future actions, future operations and financial performance, expected growth, future M&A or other strategic transactions, its ability to support its planned business operations on a near- and long-term basis and its outlook. These forward looking statements are generally identified by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “intend,” “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

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the Company’s ability to develop and achieve its global business strategies and strategic plan and the Company’s ability to compete effectively in the beauty industry and achieve the benefits contemplated by its strategic initiatives within the expected time frame or at all;

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the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products, including any launches or relaunches and their associated costs and discounting, and consumer receptiveness to the Company’s marketing and consumer engagement activities (including digital marketing and media);

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the Company’s use of estimates and assumptions in preparing its financial statements and projections and estimates, including with regard to revenue recognition, income taxes, the assessment of goodwill, other intangible assets and long-lived assets for impairment, the market value of inventory, pension expense and the fair value of acquired assets and liabilities associated with acquisitions and the fair value of redeemable noncontrolling interests;

•	the impact of any future impairments;

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managerial, integration, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with multiple ongoing and future strategic initiatives and internal reorganizations;

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the continued integration of the P&G Beauty Business and other recent acquisitions with the Company’s business, operations, systems, financial data and culture and the ability to realize synergies, avoid future supply chain and other business disruptions, reduce costs (including through the Company’s cash efficiency initiatives) and realize other potential efficiencies and benefits (including through the Company’s restructuring initiatives) at the levels and at the costs and within the time frames contemplated or at all;

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increased competition, consolidation among retailers, shifts in consumers’ preferred distribution and marketing channels (including to digital and luxury channels), distribution and shelf-space resets or reductions, compression of go-to-market cycles, changes in product and marketing requirements by retailers, reductions in retailer inventory levels and order lead-times or changes in purchasing patterns, and other changes in the retail, e-commerce and wholesale environment in which the Company does business and sell its products and the Company’s ability to respond to such changes;

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the Company’s and its business partners’ and licensors’ abilities to obtain, maintain and protect the intellectual property used in the Company’s and their respective businesses, protect the Company’s and such business partners’ respective reputations and public goodwill, and defend claims by third parties for infringement of intellectual property rights;

•	any change to the Company’s capital allocation and/or cash management priorities;

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any unanticipated problems, liabilities or other challenges associated with an acquired business which could result in increased risk or new, unanticipated or unknown liabilities, including with respect to environmental, competition and other regulatory, compliance or legal matters;

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the Company’s international operations and joint ventures, including enforceability and effectiveness of the Company’s joint venture agreements and reputational, compliance, regulatory, economic and foreign political risks, including difficulties and costs associated with maintaining compliance with a broad variety of complex local and international regulations;

•	the Company’s dependence on certain licenses and its ability to renew expiring licenses or secure any needed change-in-control consents on favorable terms or at all;

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the Company’s dependence on entities performing outsourced functions, including outsourcing of distribution functions, third-party manufacturers, logistics and supply chain suppliers, and other suppliers, including third-party software providers;

•	administrative, product development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect the Company’s business, financial performance, operations or products, including the impact of Brexit, the current U.S. administration, the results of elections in European countries and in Brazil, changes in the U.S. tax code and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S. and in other regions where the Company operates including the European Union and China;

•	currency exchange rate volatility and currency devaluation;

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the number, type, outcomes (by judgment, order or settlement) and costs of current or future legal, compliance, tax, regulatory or administrative proceedings, investigations and/or litigation, including litigation relating to the tender offer by Cottage Holdco B.V. (the “Offer”);

•	the Company’s ability to manage seasonal factors and other variability and to anticipate future business trends and needs;

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disruptions in operations and sales, including due to disruptions in supply chain, logistics, restructurings and other business alignment activities, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, and the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results, and on the Company’s relationships with licensors and retailers and the Company’s in-store execution and product launches and promotions;

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restrictions imposed on the Company through its license agreements, credit facilities and senior unsecured bonds or other material contracts, the Company’s ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which the Company finances its debt and future capital needs, including access to capital under current market conditions;

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increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades or other changes to information technology systems, including the Company’s digital transformation initiatives, and the cost of compliance or the Company’s failure to comply with any privacy or data security laws (including the European Union General Data Protection Regulation (the “GDPR”)) or to protect against theft of customer, employee and corporate sensitive information;

•	the Company’s ability to attract and retain key personnel and the impact of the recent senior management transitions;

•	the distribution and sale by third parties of counterfeit and/or gray market versions of the Company’s products;

•	the results of the Company’s ongoing strategic review and the creation and revision of its strategic plan;

•	the impact of the Offer on the Company’s relationships with key customers and suppliers and certain material contracts;

•	our relationship with Cottage Holdco B.V., as our majority stockholder, and its affiliates, and any related conflicts of interest or litigation;

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future sales of a significant number of shares in the public market by our majority stockholder or contractually by certain commercial banks on behalf of our majority stockholder, as may be required to satisfy any potential future credit difficulties in connection with our majority stockholder’s credit agreement, or the perception that such sales could occur; and

•	the Company’s ability to continue to pay a quarterly cash dividend on our Class A Common Stock, and that such dividends, if paid, will be paid in the anticipated amounts, form and frequency.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. Undue reliance should not be placed on these forward-looking statements, which are made only as of the date on which they are made, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

COTY INC.

We are one of the world’s largest beauty companies, with a purpose to celebrate and liberate the diversity of consumers’ beauty. Founded in 1904, we have grown into a multi-segment beauty company that manufactures, markets, sells and distributes branded beauty products, including fragrances, color cosmetics, hair care products and skin & body related products throughout the world. We operate three divisions: Luxury, which is primarily focused on prestige fragrances, premium skin care and premium color cosmetics; Consumer Beauty, which is primarily focused on color cosmetics, retail hair coloring and styling products, mass fragrance, mass skin care and body care; and Professional Beauty, which is primarily focused on hair and nail care products for professionals.

Coty Inc. was incorporated in Delaware in January 1995. Our principal executive offices are located at 350 Fifth Avenue, New York, New York 10118 and our telephone number at that address is (212) 389-7300. Our corporate website is www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our Class A Common Stock involves risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports we have filed and may file with the SEC from time to time, as well as the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Our business and financial results may also be adversely affected by risks and uncertainties not presently known to us or that we currently believe to be immaterial. If any of those risks or uncertainties should occur or other risks arise or develop, our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our Class A Common Stock, may be materially and adversely affected, causing you to lose all or part of the money you paid to buy our Class A Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of our Class A Common Stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by certain of the selling stockholders.

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SELLING STOCKHOLDERS

The selling stockholder named in the following table may offer to sell from time to time up to 439,407,593 shares of our Class A Common Stock. We are including the shares of Class A Common Stock held by that selling stockholder in this prospectus in connection with the Stockholders Agreement described under “Description of Capital Stock.” The following table provides the name of the selling stockholder, the number of shares of our Class A Common Stock known to us to be beneficially owned by the selling stockholder as of May 8, 2019, the maximum number of shares of our Class A Common Stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our Class A Common Stock that will be held by the selling stockholder after the offering, assuming all of the offered shares are sold. This prospectus may be amended or supplemented from time to time to register additional shares owned by the selling stockholder, which may include shares purchased through the Coty Inc. Stock Dividend Reinvestment Plan. Information about the selling stockholder may change over time. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale.

	Shares of Class A Common Stock Owned Before Offering		Number of Shares of Class A Common Stock Registered Hereby	Shares of Class A Common Stock Owned After Offering
Selling Stockholder	Number	%(1)		Number	%(1)
Cottage Holdco B.V.(2)	450,908,041	60.0%	439,407,593	11,500,448	1.5%

(1)	Based on a total of 751,398,085 shares of our Class A Common Stock outstanding on May 1, 2019.
(2)

Agnaten SE (“Agnaten”) and Lucresca SE (“Lucresca”), each of which is a company with its registered seat in Austria, and JAB Holdings B.V. (“JAB Holdings”) and JAB Cosmetics B.V. (“JAB Cosmetics”), each of which is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, indirectly have voting and investment control over the shares held by Cottage Holdco B.V. (“Cottage Holdco”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands. Cottage Holdco is a direct subsidiary of JAB Cosmetics, which is a direct subsidiary of JAB Holdings, which is an indirect subsidiary of Agnaten and Lucresca. Agnaten and Lucresca are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf and Olivier Goudet exercise voting and investment authority over the shares held by Cottage Holdco. Agnaten, Lucresca and JAB Holdings disclaim the existence of a “group” and Agnaten, Lucresca, JAB Holdings and JAB Cosmetics disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Agnaten and Lucresca is Rooseveltplatz 4-5/Top 10, 1090 Vienna and the address of JAB Holdings, JAB Cosmetics and Cottage Holdco is Oosterdoksstraat 80, Amsterdam 1011DK, The Netherlands.

As of May 16, 2019, four members of the Board are partners or a director equivalent of JAB Holding Company S.à r.l. (“JAB Holding Company”), which directly or indirectly owns Cottage Holdco, JAB Cosmetics and JAB Holdings and which is controlled by Agnaten. Olivier Goudet and Peter Harf are each a managing partner of JAB Holding Company, Anna-Lena Kamenetzky is a partner of JAB Holding Company, and Joachim Faber serves as Chairman of the Shareholder Committee of JAB Holding Company, which is a position similar to a director. Mr. Harf is also the managing director of Lucresca and Agnaten.

Information about other selling stockholders and the shares to be offered and sold by them, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

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DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and our amended and restated by-laws (our “By-laws”). For information on how to obtain a copy of our Certificate of Incorporation and By-laws, see the information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

The following is a summary of the material terms and provisions of our capital stock and is qualified in its entirety by reference to our Certificate of Incorporation and the amendment thereto and our By-laws, which are incorporated by reference herein, and to the applicable provisions of the DGCL. This summary does not purport to be complete and may not contain all the information that is important to you.

Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of Class A Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share. As of May 1, 2019, there were 751,398,085 shares of Class A Common Stock outstanding, 1,495,074 shares of Series A Preferred Stock outstanding and 6,925,341 shares of Series A-1 Preferred Stock outstanding.

Class A Common Stock

Dividend Rights

Holders of our Class A Common Stock are entitled to receive dividends, as and when declared by our board of directors (the “Board”), out of our legally available assets, in cash, property, shares of our Class A Common Stock or other securities, after payments of dividends required to be paid on outstanding Preferred Stock, if any.

Voting Rights

Holders of our Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, unless otherwise required by our Certificate of Incorporation or By-laws. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or the By-laws, any question brought before any meeting of stockholders other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes cast. Elections of directors shall be decided by a plurality of the votes cast.

Stockholder Action by Written Consent

Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of Class A Common Stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding Preferred Stock.

Amendment of Certificate of Incorporation and By-laws

Our Board and our stockholders are authorized to adopt, amend or repeal our By-laws. The approval of our Board is required to amend our Certificate of Incorporation. In addition, Section 242(b)(2) of the DGCL requires

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that holders of our Class A Common Stock vote as a class upon the proposed amendment, if the amendment would increase or decrease the par value of the shares of Class A Common Stock, or alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely.

No Preemptive or Similar Rights

Shares of our Class A Common Stock are not entitled to preemptive rights and are not convertible into any other shares of our capital stock.

Preferred Stock

We are authorized, subject to the limits imposed by the DGCL, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, rights, preferences and privileges of the shares of each such series and any of the qualifications, limitations or restrictions thereof. Our Board can also increase or decrease the number of shares of any series, but not below the number of shares of a given series then outstanding, plus the number of shares reserved for issuance upon the exercise or vesting of outstanding securities convertible into the applicable series of Preferred Stock, by the affirmative vote of the holders of a majority of the shares of Coty stock entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates of designation establishing a series of Preferred Stock, without any further vote or action by our stockholders.

The rights of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a future change in control of the Company and may adversely affect the market price of Class A Common Stock and the voting and other rights of the holders of Class A Common Stock.

Series A Preferred Stock

In fiscal year 2015, we established awards under our Equity and Long-Term Incentive Plan and certain of our executive officers received awards of our Series A Preferred Stock. In April 2015, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock, which various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof may be severally set forth in various subscription agreements relating to the issuance and sale of the Series A Preferred Stock (each, a “Series A Subscription Agreement”). Under the terms provided in the various Series A Subscription Agreements, a holder of Series A Preferred Stock may be entitled to exchange any or all vested Series A Preferred Stock prior to varying dates specified in the Series A Subscription Agreements, into, at our sole election, either cash or shares of Class A Common Stock, as calculated and subject to the limitations set forth therein.

Shares of Series A Preferred Stock are not entitled to receive any dividends and have no voting rights, except as required by law. Upon our liquidation, dissolution or winding up, each share of Series A Preferred Stock entitles the holder to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of senior securities, an amount in cash per share equal the then fair market value per share of such Series A Preferred Stock as determined by an independent qualified professional appraisal firm. Such shares will not be entitled to an additional amount after the full liquidation distribution has been paid.

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Series A-1 Preferred Stock

In fiscal year 2019, we granted awards of our Series A-1 Preferred Stock in connection with grants under our Elite stock investment program. In February 2019, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A-1 Preferred Stock, which various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof is set forth in a subscription agreement relating to the issuance and sale of the Series A-1 Preferred Stock (the “Series A-1 Subscription Agreement”). Under the terms provided in the Series A-1 Subscription Agreement, a holder of Series A-1 Preferred Stock is entitled to exchange any or all vested Series A-1 Preferred Stock prior to varying dates specified in the Series A-1 Subscription Agreement, into, at our sole election, either cash or shares of Class A Common Stock, as calculated and subject to the limitations set forth therein.

Shares of Series A-1 Preferred Stock are not entitled to receive any dividends and have no voting rights, except as required by law. Upon our liquidation, dissolution or winding up, each share of Series A-1 Preferred Stock entitles the holder to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of senior securities, an amount in cash per share equal to $0.10. Such shares will not be entitled to an additional amount after the full liquidation distribution has been paid.

Controlled Company Status

As of the date of this prospectus, the JAB Investors (as defined below) beneficially own approximately 60% of the outstanding shares of Class A Common Stock, which also represents approximately 60% of the voting power of our capital stock. Accordingly, we qualify as a “controlled company” under the NYSE Listed Company Manual rules (the “NYSE Rules”). As a “controlled company,” we are permitted to take advantage of exemptions from certain of the corporate governance requirements under the NYSE Rules, including the requirements that a majority of our Board consist of independent directors, that we have a nominating and corporate governance committee that is composed entirely of independent directors and that we have a compensation committee that is composed entirely of independent directors. As a result, for so long as we are a controlled company, stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements under the NYSE Rules. However, the Stockholders Agreement described below contains certain obligations with respect to the independence of our Board and a committee of our Board.

Stockholders Agreement

The Company is party to a stockholders agreement, dated as of March 17, 2019 (the “Stockholders Agreement”), with JAB Holdings B.V., JAB Cosmetics B.V. and Cottage Holdco B.V. (the “JAB Investors”). Pursuant to the Stockholders Agreement, among other things:

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during the three year period following April 30, 2019, the JAB Investors shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional shares of capital stock of the Company (including Class A Common Stock, “Company Securities”); provided that, the JAB Investors may acquire Company Securities on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in the JAB Investors’ and their affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than the percentage of the voting power of the issued and outstanding Company Securities beneficially owned by the JAB Investors, collectively, as of the consummation of the Offer, plus 9% (meaning a cap of approximately 69% for three years after April 30, 2019);

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during the three year period following April 30, 2019, the JAB Investors shall not, subject to certain exceptions, transfer any Company Securities to any other person or group (other than an affiliate of any

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of the JAB Investors) that, after giving effect to such transfer, would beneficially own in excess of 20% of the voting power of the Company;

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for so long as the Stockholders Agreement is in effect, the JAB Investors shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both (i) the affirmative approval of a special committee of our Board comprised solely of individuals who are each (1) “independent” under the requirements of Rule 10A-3 under the Exchange Act, and under the rules of the applicable securities exchange on which Company Securities are traded and (2) disinterested as it relates to the JAB Investors and their respective affiliates (any such individual, an “Independent Director”) and who are disinterested and independent under Delaware law as to the matter under consideration, duly obtained in accordance with the applicable provisions of the Company’s organizational documents, applicable law and the rules, regulations and listing standards promulgated by any securities exchange on which Company Securities are traded (“Disinterested Director Approval”) and (ii) the affirmative vote of our stockholders representing at least a majority of the voting power of the Company beneficially owned by stockholders that are not the JAB Investors or their affiliates;

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for so long as the Stockholders Agreement is in effect, material related party transactions involving the JAB Investors or any of their affiliates and the Company will require Disinterested Director Approval; and

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for so long as the Stockholders Agreement is in effect, the JAB Investors and the Company have agreed to take all necessary actions within their control to maintain no fewer than four Independent Directors on our Board and to cause, no later than September 30, 2019, to be elected to our Board two new Independent Directors.

The Stockholders Agreement also provides the JAB Investors with certain customary demand and shelf registration rights with respect to Company Securities and restricts the registration rights we may grant other stockholders after the date thereof. Prior to the entry into the Stockholders Agreement, we granted certain other stockholders customary demand and “piggyback” registration rights.

The Stockholders Agreement will terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, Disinterested Director Approval) or such time as the JAB Investors and their affiliates cease to beneficially own 40% of the voting power of the Company capital stock on a fully diluted basis. The Stockholders Agreement may be amended by the JAB Investors and the Company after receipt of Disinterested Director Approval. Any waiver by the Company of any condition or of any breach of any term, covenant, representation or warranty contained in the Stockholders Agreement also requires Disinterested Director Approval.

Anti-Takeover Effects of Delaware Law, Certificate of Incorporation and By-laws

The following provisions may make a change in control of our business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to our stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our Board.

Controlling Stockholder. As of the date of this prospectus, the JAB Investors beneficially own approximately 60% of the outstanding shares of Class A Common Stock, which also represents approximately 60% of the voting power of our capital stock. This concentrated control could have the effect of discouraging others from initiating a potential merger, takeover or other future change of control transaction that other stockholders may view as beneficial.

Delaware Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business

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combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, subject to exceptions, unless the business combination is approved by our Board in a prescribed manner or the transaction in which the person became an interested stockholder is approved by our Board and disinterested stockholders in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our business without further action by the stockholders.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of Class A Common Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board may authorize, without stockholder approval, the issuance of undesignated Preferred Stock with voting rights or other rights or preferences designated from time to time by our Board. The existence of authorized but unissued shares of Class A Common Stock or Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Advance Notice Requirements for Stockholder Proposals and Nominations of Directors. Our By-laws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing, as specified therein. These provisions regulate our stockholders in bringing matters before the annual meeting of stockholders or making nominations for directors at any meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our business.

Special Meetings of Stockholders. Our Certificate of Incorporation and By-laws provide that special meetings of stockholders may be called only by our Chairman, Chief Executive Officer or our Board or by our Secretary at the request of holders of not less than a majority of the combined voting power of Class A Common Stock.

Cumulative Voting. Our Certificate of Incorporation provides that our stockholders are not permitted to cumulate votes in the election of directors.

Transfer Agent

The transfer agent and registrar for our Class A Common Stock is currently Equiniti Trust Company. From on or about June 6, 2019, the transfer agent and registrar for our Class A Common Stock will be Computershare Trust Company, N.A.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, offer the shares of our Class A Common Stock registered by this prospectus in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Class A Common Stock registered pursuant to this prospectus in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. In certain circumstances, the selling stockholders may pledge or grant a security interest in some or all of the shares of our Class A Common Stock registered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus. In addition, any shares of Class A Common Stock that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

The selling stockholders may effect such transactions by selling the shares of our Class A Common Stock registered by this prospectus to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Class A Common Stock registered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event of a “distribution” of the shares of our Class A Common Stock registered by this prospectus, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Securities Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of shares of Class A Common Stock.

At a time a particular offering of shares of our Class A Common Stock is made, a prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information.

8

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of Class A Common Stock offered hereby will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters for the selling stockholder named herein will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of P&G Beauty Brands as of June 30, 2016 and 2015, and for each of the three years in the period ended June 30, 2016, incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K dated May 8, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the combined financial statements and includes an explanatory paragraph relating to the allocation of P&G costs). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended June 30, 2018, filed with the SEC on August 21, 2018;

•

the Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March  31, 2019, filed with the SEC on November 7, 2018, February 8, 2019 and May 8, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on August 21, 2018 (under Item 5.02 and the related Item 9.01), October  5, 2018, November  9, 2018, November 14, 2018, January 11, 2019, January  14, 2019, February  7, 2019, February 15, 2019, March 18, 2019, May 3, 2019 (under Item 8.01) and May  10, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 20, 2018; and

9

•

the description of our Class  A Common Stock in our Registration Statement on Form 8-A filed with the SEC on June 13, 2013, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of the offering of our Class A Common Stock covered by this prospectus and any accompanying prospectus supplements, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Coty Inc., 350 Fifth Avenue, New York, New York 10118, Attention: Investor Relations, or by telephone request to (212) 389-7300. The documents may also be accessed on our website at www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits to the registration statement, free of charge on the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.coty.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.

SEC Registration Fee	$588,687.05	(1)
Printing Fees and Expenses		(2)
Accounting Fees and Expenses		(2)
Legal Fees and Expenses		(2)
Transfer Agent Fees and Expenses		(2)
Miscellaneous		(2)

Total		(2)

(1)	Additional fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(2)	These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by Section 102(b)(7) of the DGCL, the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation and amended and restated by-laws (the “By-laws”) provide for indemnification of the Company’s directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Section 145 of the DGCL, the By-laws provide that:

•	The Company may, in its discretion, indemnify directors, employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Company will not be obligated pursuant to the By-laws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Company’s Board or brought to enforce a right to indemnification.

•

The rights conferred in the By-laws are not exclusive, and the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Company may not retroactively amend the By-laws provisions to reduce its indemnification obligations to directors, officers, employees and agents.

In addition, the Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed, subject to certain exceptions, to indemnify and advance expenses to such persons to the fullest extent permitted by law. The Company also maintains directors’ and officers’ insurance policies.

Underwriters, dealers and agents may indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with an offering, pursuant to the terms of agreements between us, on one hand, and the underwriters, dealers and agents, on the other hand.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, the Certificate of Incorporation and the By-laws, which are incorporated by reference into this registration statement.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act:

Exhibit Number	Description
2.1	Transaction Agreement dated as of July 8, 2015 among The Procter & Gamble Company, Coty Inc., Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K filed on August 17, 2015).†

2.2	Repurchase Letter Agreement dated August 13, 2015 among The Procter & Gamble Company, Coty Inc., Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 2.3 to the Company’s Annual Report on Form 10-K filed on August 17, 2015).

2.3	Letter Agreement, dated February 19, 2016, by and among The Procter & Gamble Company, the registrant, Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2016).

2.4	Third Amendment to Transaction Agreement, dated May 25, 2016, by and among The Procter & Gamble Company, Coty Inc., Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 27, 2016).

Exhibit Number	Description

2.5	Fourth Amendment to Transaction Agreement, dated August 25, 2016, by and among The Procter & Gamble Company, Coty Inc., Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 2.5 to Amendment No. 4 to the Company’s Registration Statement on Form S-4, filed on August 25, 2016).†

2.6	Side Letter, dated September 13, 2016, between Coty Inc. and The Procter & Gamble Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2016 ).

2.7	Assignment and Transfer Agreement, dated as of November 2, 2015, by and between JAB Cosmetics B.V. and Coty Inc., including as an exhibit thereto that certain Shares and Trademarks Sale and Purchase Agreement, dated as of November 2, 2015, by and among JAB Cosmetics B.V., Hypermarcas S.A., Cosmed Indústria de Cosméticos e Medicamentos S.A., and as intervening and consenting parties, Novita Distribuição, Armazenamento e Transportes S.A., and Savoy Indústria de Cosméticos S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2015).

2.8	Sale and Purchase Agreement, dated as of October 17, 2016, by and among Coty Inc., Gloria Coinvest 1 L.P., Lion Capital Fund III L.P., Lion Capital Fund III SBS L.P., Lion Capital Fund III (USD) L.P., Lion Capital Fund III SBS (USD) L.P., Ghd Nominees Limited (“GHD”), the management sellers named therein, and the other individual sellers named therein (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 17, 2016).†

2.9	Tax Matters Agreement, effective as of October 1, 2016, by and among Coty Inc., The Procter & Gamble Company, Galleria Co. and Green Acquisition Sub Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2016).

2.10	Contribution Agreement, dated as of January 10, 2017, by and among Coty Inc., Coty US Holdings Inc., Foundation, LLC, Younique, LLC, UEV Holdings, LLC, Aspen Cove Holdings, Inc., each of the other unit holders of Younique, LLC, and Derek Maxfield (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 1, 2017).

4.1	Amended and Restated Certificate of Incorporation of Coty Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 of the Company’s Registration Statement on Form S-1 (File No. 333-182420) filed on May 14, 2013).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Coty Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 3, 2016).

4.3	Certificate of Designations of Preferred Stock, Series A, dated April 17, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 20, 2015).

4.4	Certificate of Designations of Preferred Stock, Series A-1, dated February 4, 2019 (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed on February 8, 2019).

4.5	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-182420) filed on April 24, 2013).

4.6	Specimen Class A Common Stock Certificate of the registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-182420) filed on May 28, 2013).

5.1*	Opinion of Sidley Austin LLP

5.2*	Opinion of Sidley Austin LLP

Exhibit Number	Description

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.3*	Consent of Sidley Austin LLP (included as part of Exhibit 5.1)

23.4*	Consent of Sidley Austin LLP (included as part of Exhibit 5.2)

24.1**	Power of Attorney (set forth on the signature page to the Registration Statement as initially filed)

*	Filed herewith.
**	Filed previously.
†

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementary to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by this registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on May 16, 2019.

COTY INC.

By:	/s/ Greerson G. McMullen
Name:	Greerson G. McMullen
Title:	Chief Legal Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* (Pierre Laubies)	Chief Executive Officer (Principal Executive Officer) and Director	May 16, 2019

* (Pierre-André Terisse)	Chief Financial Officer (Principal Financial Officer)	May 16, 2019

* (Ayesha Zafar)	Senior Vice President, Group Controller (Principal Accounting Officer)	May 16, 2019

* (Peter Harf)	Chairman of the Board of Directors	May 16, 2019

* (Sabine Chalmers)	Director	May 16, 2019

* (Joachim Faber)	Director	May 16, 2019

* (Oliver Goudet)	Director	May 16, 2019

* (Anna-Lena Kamenetzky)	Director	May 16, 2019

* (Erhard Schoewel)	Director	May 16, 2019

* (Robert Singer)	Director	May 16, 2019

* (Paul Michaels)	Director	May 16, 2019

*By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Attorney-in-Fact